Exhibit 2.4

CERTIFICATE OF MERGER

OF

BIOZONE PHARMACEUTICALS, INC.
(a Nevada corporation)

WITH AND INTO

COCRYSTAL PHARMA, INC.
(a Delaware corporation)

Pursuant to Section 252 of the General Corporation Law of
the State of Delaware

_____________________________________

Cocrystal Pharma, Inc., a Delaware corporation (the “Subsidiary”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:  The name of the surviving corporation is Cocrystal Pharma, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is BioZone Pharmaceuticals, Inc., a Nevada corporation

SECOND:  That the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between BioZone Pharmaceuticals, Inc., a Nevada corporation (the “Parent”), and the Subsidiary setting forth the terms and conditions of the merger of the Parent with and into the Subsidiary (the “Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the Surviving Corporation in the Merger is Cocrystal Pharma, Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH:  That pursuant to the Merger Agreement, from and after the effective time of the Merger, the Certificate of Incorporation of the Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 200,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001.

SIXTH: The merger is to become effective on the filing date of this certificate.

SEVENTH: The executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address: 1980 North Creek Parkway, Bothel, WA 98011.

SIXTH:  That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned party, as the Surviving Corporation, has caused this Certificate of Merger to be executed in its respective corporate name as of the 28th day of February, 2014.

Cocrystal Pharma, Inc., a Delaware corporation

By: /s/ Gary Wilcox
        Dr. Gary Wilcox